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EXHIBIT 10.1

                                 PROMISSORY NOTE

                                                          Minneapolis, Minnesota
$450,000.00                                                       March 29, 2002

         FOR VALUE RECEIVED, Active IQ Technologies, Inc., a Minnesota corporation (the "Maker"), hereby unconditionally promises to pay to Blake Capital Partners, LLC, or its successors and assigns (the "Payee"), at Minneapolis, Minnesota or at such other place or places as may be designated by Payee from time to time, the sum of Four Hundred Fifty Thousand Dollars ($450,000) (the "Principal Sum").

         The Principal Sum, together with interest thereon at the rate of seven percent (7%), shall be due and payable by Maker to Payee on or before June 27, 2002 (the "Maturity Date") in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

         All payments on account of this Note, when paid, shall be applied first to the payment of all interest then due on the unpaid balance of this Note and the balance, if any, shall be applied to reduction of the unpaid balance of the Principal Sum. This Note may be prepaid in full or in part at any time without premium.

         Maker agrees to pay on demand the costs of collection, including, without limitation, reasonable attorneys' fees incurred by Payee in collecting or attempting to collect any amount under this Note after the failure of Maker to make any payment required to be made under this Note within ten (10) days after written notice from Payee to Maker that such payment is due or to enforce its rights under this Note. All such costs of collection shall bear interest, payable on demand, from the date of payment thereof by Payee until paid in full by Maker at the rate applicable to the principal amount of this Note.

         Maker waives presentment, protest and demand, notice of protest, notice of dishonor and non-payment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Maker.

         The terms, conditions and provisions of this Note shall be construed and enforced according to the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the duly authorized officer of Maker has caused this Note to be executed on the date first above written.

                                  ACTIVE IQ TECHNOLOGIES, INC.


                                  By:  /s/ D. Bradly Olah
                                       ----------------------------------------
                                           D. Bradly Olah
                                           President and Chief Executive Officer




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